SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2010

Sterling Mining Company
(Exact name of registrant as specified in its charter)

Idaho
(State or Other Jurisdiction of Incorporation or Organization)

000-52669	82-0300575
(Commission File Number)	(I.R.S. Employer Identification Number)

2201 N. Government Way, Ste E
Coeur d’Alene, ID 83814
(Address of principal executive offices including zip code)

(208) 666-4070
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Sterling Mining Company Board members Shawn Rodeck and Dwayne Melrose have resigned; Mr. Rodeck’s resignation was effective on February 10, 2010 and Mr. Melrose’s resignation was effective on March 25, 2010.  No new Board members have been elected to replace Mr. Melrose and Mr. Rodeck at this time.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERLING MINING COMPANY

Dated: March 31, 2010	By:	:/s/ Roger A. Van Voorhees
Roger A. Van Voorhees
President/Chief Executive Officer